Exhibit 99.2
SIXTH AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN
This SIXTH AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN (the “Plan”) is adopted by Ares Industrial Real Estate Income Trust Inc., a Maryland corporation (the “Company” or “AIREIT”) pursuant to its charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.
1.Distribution Reinvestment. As agent for the stockholders (the “Stockholders”) of the Company who elect to participate in the Plan, the Company will apply all cash dividends and other cash distributions declared and paid in respect of the shares of the Company’s common stock (the “Shares”) held by each participating Stockholder (the “Dividends”), including Dividends paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of additional Shares of the same class for such participating Stockholder to which such Dividends are attributable.

Additionally, as agent for the holders of partnership units (the “OP Units”) of AIREIT Operating Partnership LP (the “Partnership”) who acquire such OP Units as a result of any transaction of the Partnership, and who elect to participate in the Plan (together with the participating Stockholders, the “Participants”), the Partnership will apply all distributions declared and paid in respect of the OP Units held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional OP Units, to the purchase of Shares having the same class designation as the applicable class of OP Units for such Participant to which such Distributions are attributable.

2.Effective Date. The effective date of this Plan is September 14, 2026.
3.Procedure for Participation. Any Stockholder or holder of OP Units who has received a prospectus for an offering of Shares pursuant to the Plan may become a Participant by noting such election on their subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Partnership, the Dealer Manager or a Soliciting Dealer. Participation in the Plan will begin with the next Dividend or Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Dividends or Distributions are paid by the Company or the Partnership, as the case may be. The Company may elect to deny participation in the Plan with respect to a Stockholder or holder of OP Units that resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes participation impracticable or inadvisable.

4.Suitability. Each Participant is requested to promptly notify the Company in writing if the Participant experiences a material change in his or her financial condition, including the failure to meet the income, net worth and investment concentration standards set forth in the Company’s most recent applicable prospectus, or if the Participant cannot make the other representations or warranties as set forth in the Company’s most recent applicable prospectus or private placement memorandum, subscription agreement, enrollment form or other authorization form.

5.Purchase of Shares.

(a)Participants will acquire Shares under this Plan from the Company at a price equal to the transaction price (the “Transaction Price”) in effect on the distribution date, which will generally be the most recently disclosed monthly net asset value (“NAV”) per Share applicable to the class of Shares purchased by the Participant. Although the Transaction Price for Shares of the Company’s common stock will generally be based on the most recently disclosed monthly NAV per Share, the NAV per Share of such stock as of the date on which a Participant’s purchase is settled may be significantly different. The Company may offer Shares at a price that it believes reflects the NAV per Share of such stock more appropriately than the most recently disclosed monthly NAV per Share, including by updating a previously disclosed Transaction Price, in cases where the Company believes there has been a material change (positive or negative) to its NAV per Share relative to the most recently disclosed monthly NAV per Share. No selling commissions will be payable with respect to Shares purchased pursuant to this Plan. Participants in the Plan may also purchase fractional Shares so that 100% of the Dividends or Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under this Plan to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

(b)Shares to be distributed by the Company in connection with the Plan will be offered and sold by the Company in an offering registered under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an applicable exemption from such registration requirements.

6.Dividends and/or Distributions in Cash. Notwithstanding anything herein to the contrary, the Board of Directors, in its sole discretion, may elect to have any particular Dividend or Distribution paid in cash, without notice to Participants, without suspending this Plan and without affecting the future operation of the Plan with respect to Participants.

7.Taxes. IT IS UNDERSTOOD THAT REINVESTMENT OF DIVIDENDS AND DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DIVIDENDS AND DISTRIBUTIONS. ADDITIONAL INFORMATION REGARDING POTENTIAL PARTICIPANT INCOME TAX LIABILITY MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”).

8.Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

9.Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide, or cause to be provided, to each Stockholder an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend and/or Distribution payments and amounts of Dividends and/or Distributions paid during the prior fiscal year. In addition, the Company shall provide or cause to be provided to each Participant an individualized quarterly report showing the number of Shares owned prior to and after the quarter, the amount of the Dividends and/or Distributions paid and reinvested for the quarter and the per Share purchase price for the Shares issued pursuant to the Plan.

10.Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Such notice must be received by the Company at least one business day prior to a distribution date in order for a Participant’s termination to be effective for such distribution date (i.e., a termination notice will be effective the day after it is received and will not affect participation in the Plan for any prior date). Any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. In addition, the receipt by the Company of a request from a Participant for redemption of all of the Participant’s Shares will terminate the Participant’s participation in the Plan. A Participant who chooses to terminate participation in the Plan must terminate his or her entire participation in the Plan and will not be allowed to terminate in part. There are no fees associated with a Participant’s termination of his or her participation in the Plan. A Participant in the Plan who terminates his or her participation in the Plan will be allowed to participate in the Plan again by notifying the Company and completing any required forms, including an acknowledgment that the then-current version of the prospectus or private placement memorandum or a separate current prospectus or private placement memorandum relating solely to the Plan, as applicable, has been delivered or made available to the Participant. If the Company intends to list the Shares on a national stock exchange, the Plan may be terminated and any balance in a terminating Participant’s account that does not reflect a whole number of Shares will be distributed to the terminating Participant in cash. From and after termination of Plan participation for any reason, Dividends and/or Distributions will be distributed to the Stockholder or holder of OP Units in cash.

11.Amendment or Termination of Plan by the Company. The Board of Directors may by majority vote (including a majority of the Independent Directors) amend the Plan; provided that the Plan cannot be amended to eliminate a Participant’s right to terminate participation in the Plan and that notice of any material amendment must be provided to Participants at least 10 days prior to the effective date of that amendment. The Board of Directors may by majority vote (including a majority of the Independent Directors) suspend or terminate the Plan for any reason upon 10 days’ notice to the Participants. The Company may provide notice under this Section 11 by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Commission or (b) in a separate mailing to the Participants.

12.Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act, or the securities laws of a particular state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

13.Governing Law. The terms and conditions of the Plan and its operation are governed by the laws of the State of Maryland.